Exhibit 99.1

Alzamend Neuro Receives Positive Results for AL002 in a GLP Toxicology Study Using a Transgenic Mouse Model of Alzheimer’s Disease

AL002 is a Patented Method Using a Mutant-Peptide Sensitized Cell as a Cell-Based Therapeutic Vaccine

TAMPA, FL, July 23, 2021 -- Alzamend Neuro, Inc. (Nasdaq: ALZN) (“Alzamend”), a preclinical stage biopharmaceutical company focused on developing novel products for the treatment of neurodegenerative diseases and psychiatric disorders, today announced that it has received positive toxicology results for AL002 in a good laboratory practices (“GLP”) toxicology study using a transgenic mouse model of Alzheimer’s disease. The study was conducted by Charles River Laboratories. AL002 is a patented method using a mutant-peptide sensitized cell as a cell-based therapeutic vaccine that seeks to restore the ability of a patient’s immunological system to combat Alzheimer’s.

“The positive GLP toxicology results represent a key milestone for Alzamend as we continue to advance our proprietary pipeline. We believe AL002 could potentially reverse the effects of Alzheimer’s disease. We look forward to providing more details on the timeline and market opportunity as we prepare for the submission of our Pre-Investigational New Drug Application for AL002 to the U.S. Food and Drug Administration in the near future,” commented Stephan Jackman, the Chief Executive Officer of Alzamend.

Overview of the GLP toxicology study

A five-dose GLP study with AL002-sensitized cells was completed using a transgenic (or genetically modified) mouse model of Alzheimer’s disease to investigate the tolerability of AL002. Single injections were administered on days 1, 30, 50, 70, and 90. The mice were evaluated for potential toxicity and reversibility of any findings at 75 and 90 days after dosing.

Histopathology results demonstrate that there was no indication of T-cell infiltration or meningoencephalitis suggesting that AL002 therapy is safe and tolerable as there were no adverse findings over a 90-day period and 90 days after the last dose. There were no treatment-related mortalities or reports of adverse effects on clinical observations, body weight parameters, organ weight parameters, clinical pathology parameters, gross pathology observations, or histopathologic observations during the main study or the recovery phase.

About AL002

AL002 is a patented method using a mutant-peptide sensitized cell as a cell-based therapeutic vaccine that reduces beta-amyloid plaque and seeks to restore the ability of the patient’s immunological system to combat Alzheimer’s disease. This therapy is intended to work by stimulating the body’s own immune system to prevent the formation and breakdown of beta amyloids, which build up in the brain to form a plaque and subsequently block the neurological brain signals, ultimately leading to the symptoms and onset of Alzheimer’s.

About Alzamend Neuro

We are a preclinical stage biopharmaceutical company focused on developing novel products for the treatment of neurodegenerative diseases and psychiatric disorders, including Alzheimer’s disease. With our product candidates, we aim to bring treatments or cures to market at a reasonable cost as quickly as possible. Our current pipeline consists of two novel therapeutic drug candidates, AL001 - a patented ionic cocrystal technology delivering a therapeutic combination of lithium, proline and salicylate, and AL002 - a patented method using a mutant-peptide sensitized cell as a cell-based therapeutic vaccine that seeks to restore the ability of a patient’s immunological system to combat Alzheimer’s. Both of our product candidates are licensed from the University of South Florida Research Foundation, Inc. pursuant to royalty-bearing exclusive worldwide licenses.

Forward-Looking Statements

This press release contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties. Forward-looking statements speak only as of the date they are made, and Alzamend undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect Alzamend’s business and financial results are included in Alzamend’s filings with the U.S. Securities and Exchange Commission. All filings are available at www.sec.gov and on Alzamend’s website at www.Alzamend.com.

Contacts:

Email: Info@Alzamend.com or call: 1-844-722-6333